Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Employment Agreement dated as of                     , 200X (the “Employment Agreement”), between InfoSpace, Inc., a Delaware corporation (the “Company”) and                                  (“Employee”), is made as of this          day of                     , 200   by and between the Company and Employee. Capitalized terms used herein and not otherwise defined are used as defined in the Employment Agreement.

WHEREAS, the Company and the Employee desire to amend the Employment Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the continuing employment of the Employee by the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to Section 6(b)(iv) of the Employment Agreement. Section 6(b)(iv) is amended and restated in its entirety to read as follows:

“(iv) Fifty percent (50%) of the Employee’s then unvested stock options shall immediately vest and become exercisable and Employee shall have twelve (12) months following the Termination Date to exercise such vested shares and fifty percent (50%) of the Employee’s then unvested restricted stock units (RSUs) shall immediately vest; provided, however, that in the event of a conflict between the terms and conditions of any such stock option agreement or Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement, as the case may be, and this Agreement, the terms and conditions of this Agreement shall prevail unless the conflicting provision(s) in any such stock option agreement or Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement, as the case may be, shall be more favorable to Employee in which case the provision(s) more favorable to Employee shall govern; provided further, however, that notwithstanding the foregoing in no event shall the extended twelve (12) month exercise period specified in this Section 6(b)(iv) modify or extend the Expiration Date of any stock option as set forth in such stock option agreement.”

2.	Effect on the Employment Agreement. Except as specifically set forth herein, the Employment Agreement shall not be otherwise amended but shall remain in full force and effect, subject to the terms thereof.

3.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first above written.

INFOSPACE, INC	EMPLOYEE

By:
James F. Voelker
Chief Executive Officer